EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the registration statement Nos. 333-20687, 333-64612, 333-64614, 333-105045, 333-121409, 333-134360, 333-174521 and 333-189913 on Form S-8 of Unity Bancorp, Inc., of our report dated March 6, 2014, relating to our audit of the 2013 Consolidated Financial Statements of Unity Bancorp, Inc., which appears in the Annual Report on Form 10-K of Unity Bancorp, Inc. for the year ended December 31, 2013.

/s/ McGladrey LLP

McGladrey LLP

Blue Bell, Pennsylvania

March 6, 2014

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